Exhibit 99.1

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

NEWS RELEASE

Contact:
Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Prices $500 Million, 10-Year Debt Offering

ATLANTA, December 11, 2012 — Equifax Inc. (NYSE: EFX) announced today that it has priced a registered public debt offering of $500 million aggregate principal amount of 3.30% Senior Notes due December 15, 2022, at a price of approximately 99.848% of par to yield 3.318% to maturity. The offering is expected to close on December 17, 2012 and is subject to customary closing conditions.

Equifax plans to use the net proceeds from the offering to fund a portion of its previously announced and pending acquisition (the “Acquisition”) of certain credit services assets from CSC Credit Services, Inc., a subsidiary of Computer Sciences Corporation.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. are joint book-running managers for the debt offering.

Information About the Offering

This offering is being made pursuant to an effective shelf registration statement filed by Equifax on July 30, 2010 and only by means of a prospectus supplement and an accompanying base prospectus. Before you invest, you should read the prospectus supplement, the base prospectus and other documents incorporated by reference in those documents for more complete information about Equifax and the offering.

Copies of the prospectus supplement and the accompanying base prospectus may be obtained from the active book-running managers: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, telephone: 1-212-834-4533; or Wells Fargo Securities, LLC, Attention: Capital Markets Client Support, 1525 West W.T. Harris Blvd., NC0675, Charlotte, NC 28262, e-mail: cmclientsupport@wellsfargo.com, or by calling toll-free: 1-800-326-5897.

Electronic copies of the prospectus supplement and accompanying base prospectus are also available from the Securities and Exchange Commission's website at www.sec.gov.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, providing businesses of all sizes and consumers with information they can trust. We organize and assimilate data on more than 500 million consumers and 81 million businesses worldwide, and use advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 other countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like, including statements concerning the expected use of the net proceeds of the offering and the expected closing date of the offering, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those events, risks and uncertainties include, but are not limited to, changes in worldwide and U.S. economic conditions and other factors that materially impact the demand for and pricing of securities and the capital markets generally or that otherwise prevent us from completing the proposed public offering on the terms indicated, our ability to satisfy all conditions to closing and to successfully consummate the Acquisition, our ability to integrate the acquired business and achieve the anticipated synergies and other benefits of the Acquisition, and certain other factors discussed under Item 1A, “Risk Factors” in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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